Exhibit 99.1

Blue Owl Capital Corporation II Confirms Receipt of Unsolicited Minority Tender Offer from Cox and Saba at

Discount to NAV

OBDC II Shareholders are Not Required to Take Any Action

NEW YORK, March 6, 2026 /PRNewswire/—Blue Owl Capital Corporation II (“OBDC II”) today confirmed receipt of an unsolicited, minority tender offer from Cox Capital Partners (“Cox”) and Saba Capital Management, L.P. (“Saba”) for up to 8,000,000 shares of OBDC II (less than 7% of the outstanding shares). The offering price represents a discount of over 30% to net asset value (“NAV”)1.

The Board of Directors (the “Board”) of OBDC II will carefully review and evaluate Cox and Saba’s offer to determine the course of action it believes is in the best interests of OBDC II shareholders.

The Board will evaluate the offer using key facts and considerations that are expected to include:

•	The Board is already taking specific significant action to return capital to OBDC II shareholders.

•

OBDC II shareholders are expected to receive payments equal to 50% or more of the Company’s net assets[2] in 2026. This includes a 30% return of capital distribution at NAV[2] to be paid on or before March 31, 2026.

•	In addition to the regular monthly dividend, OBDC II will prioritize additional return of capital distributions to shareholders on a quarterly basis of 5% or more.

•

Shareholders who choose to participate in Cox and Saba’s offer will receive significantly less than the current NAV of their investment and will not be able to participate in OBDC II’s future returns of capital.

•	OBDC II has delivered 9.1% annualized returns[2] since inception, consistently outperforming the leveraged loan indices.

OBDC II shareholders are not required to take any action. While the Board is evaluating the offer, Blue Owl remains focused on maximizing value for all shareholders of OBDC II and protecting their interests through the disciplined execution of its investment strategy. OBDC II will advise shareholders of the Board’s recommendation on the unsolicited tender offer in due course.

Additional OBDC II Updates

OBDC II is using a portion of the proceeds from the previously announced February loan asset sale to make a special cash return of capital distribution equivalent to 30% of NAV to shareholders. All OBDC II shareholders of record as of March 24, 2026 will receive this cash distribution in the amount of $2.50 per share on or before March 31, 2026. After the full settlement of the February asset sale, OBDC II will continue to have a well-diversified portfolio, which has been the underpinning of its strong net annualized total return since inception. OBDC II will continue to maintain a strong liquidity position, with approximately $447 million in cash and undrawn debt capacity, and a conservative leverage profile with net debt-to-equity of 0.52x.

About Blue Owl Capital Corporation II

Blue Owl Capital Corporation II (“OBDC II”) is a specialty finance company focused on lending to U.S. middle-market companies. As of December 31, 2025, OBDC II had investments in 183 portfolio companies with an aggregate fair value of $1.6 billion. OBDC II has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (“1940 Act”). OBDC II is externally managed by Blue Owl Credit Advisors LLC, an SEC-registered investment adviser that is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and part of Blue Owl’s Credit platform.

Forward Looking Statements

Some of the statements contained herein may include “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than historical facts, including but not limited to statements regarding the expected timing and terms of the unsolicited third-party tender offer (the “Unsolicited Tender Offer”) to be commenced by Cox Capital Partners, Saba Capital Management, L.P. and their respective affiliates (collectively, the “Offerors”), the plans and expectations of Blue Owl Capital Corporation II (“OBDC II”) related thereto and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,”

[1]	Based on OBDC II’s reported NAV per share as of February 24, 2026, less the return of capital distribution of $2.50 payable on or before March 31, 2026, to shareholders of record as of March 24, 2026.
[2]	As of December 31, 2025.

“endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “remains,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. These statements are not guarantees of future results and are subject to risks, uncertainties and other factors, some of which are beyond the control of the OBDC II and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in the OBDC II filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which OBDC II makes them. OBDC II does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

Additional Information and Where to Find It

The Unsolicited Tender Offer referenced herein has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any shares of OBDC II or any other securities, nor is it a substitute for the tender offer materials that the Offerors will file with the SEC. The terms and conditions of the Unsolicited Tender Offer will be published in, and the offer to purchase shares of OBDC II will be made only pursuant to, the offer documents and related offer materials prepared by the Offerors and filed with the SEC in a tender offer statement on Schedule TO at the time the tender offer is commenced. OBDC II intends to file a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the Unsolicited Tender Offer.

THE OFFERORS’ TENDER OFFER MATERIALS AND OUR SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, AS THEY MAY BE AMENDED FROM TIME TO TIME, WILL CONTAIN IMPORTANT INFORMATION. INVESTORS AND SHAREHOLDERS OF OBDC II ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY, AND NOT THIS DOCUMENT, WILL GOVERN THE TERMS AND CONDITIONS OF THE TENDER OFFER, AND BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SUCH PERSONS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES INTO THE UNSOLICITED TENDER OFFER. The Offerors’ tender offer materials, including the offer to purchase and the related letter of transmittal and certain other tender offer documents, and the solicitation/recommendation statement (when they become available) and other documents filed with the SEC by the Offerors or OBDC II, may be obtained free of charge at the SEC’s website at www.sec.gov or by directing requests to OBDC II and the relevant persons to be outlined in our solicitation/recommendation statement (when it becomes available).

Investor Contact:

BDC Investor Relations

Michael Mosticchio

credit-ir@blueowl.com

Media Contact:

media@blueowl.com